Limited Power of Attorney - Securities Law Compliance

The undersigned, as an officer or director of National Instruments Corporation (the Corporation), hereby constitutes and appoints David G. Hugley and Jan Kubicek, and each of them, the undersigneds true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership,

acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed in York, Maine, as of the date set forth below.

/s/ Michael E. McGrath
Signature

Michael E. McGrath
Type or Print Name

Date:  May 15, 2014

Witness:

/s/ Alexandra Sapiel
Signature

Alexandra Sapiel
Type or Print Name

Date:  May 15, 2014